UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2013

XO Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35217	13-3895178
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

195 Broadway, 25th Floor, New York, New York	10007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 219-8555

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2013, XO Group Inc. (the “Company”) announced that Michael Steib, age 37, was named President of the Company, effective July 1, 2013.

Prior to joining the Company, Mr. Steib served as Chief Executive Officer at Vente-Privee USA beginning in 2011. Prior to that position, Mr. Steib served at Google, Inc. as Director, Google TV Ads from January 2007 to September 2009, and Managing Director, Emerging Platforms, from September 2009 to July 2011. From 2001 through 2006, Mr. Steib held positions at NBC Universal/General Electric, where he served as Vice President, Business Development and General Manager, Strategic Ventures.

Employment Agreement

The Company entered into an employment agreement dated June 28, 2013 (the “Agreement”) with Mr. Steib. Under the Agreement, Mr. Steib’s employment with the Company commenced on July 1, 2013. The Agreement has no specified term, and Mr. Steib’s employment with the Company will be on an at-will basis. The material terms of the Agreement are summarized below.

Base Salary and Long-Term Incentive Awards. Mr. Steib will receive an annual base salary of $500,000, subject to adjustment from time to time at the sole discretion of the Board of Directors (the “Board”) or an authorized Board committee, except that his base salary may only be decreased as part of an across the board reduction applicable to the Company’s other senior executive officers. He will also be eligible to receive compensatory awards under the Company’s 2011 Long-Term Incentive Plan (the “LTIP”). With respect to the 2013 performance year, Mr. Steib will be eligible to earn an award with a maximum value equal to 85% of base salary (pro rated from his commencement date), with a guaranteed award of no less than one-half of the maximum award. For performance years 2014 through 2016, he will be eligible to earn an award with a maximum value equal to 150% of base salary under a program to be established by the Compensation Committee of the Board, in consultation with the Company’s senior executive officers (including Mr. Steib).

Inducement Bonus. Mr. Steib will receive a bonus payment of $200,000 within 30 days of the commencement of his employment with the Company (the “Inducement Bonus”). The Inducement Bonus is subject to repayment in full if, during the first year of his employment with the Company, Mr. Steib is terminated for Cause or resigns his employment without Good Reason (in each case, as defined in the Agreement). During the second year of Mr. Steib’s employment, 50% of the Inducement Bonus would be subject to repayment in such events.

Inducement Equity Grants. Within 30 days of the commencement of his employment, Mr. Steib will receive a grant of (a) 125,000 shares of time vested restricted common stock of the Company (“Time Vested Restricted Stock”) and (b) 125,000 shares of performance vested restricted stock (“Performance Vested Restricted Stock”). The Time Vested Restricted Stock will vest in equal installments over 4 years. The Performance Vested Restricted Stock will vest based on criteria to be established by the Compensation Committee of the Board, in consultation with Mr. Steib. Mr. Steib will also receive, within 30 days of the commencement of his employment, an award of stock options to purchase 100,000 shares of Company common stock at an exercise price equal to the fair market value on the date of grant (“Stock Options”). The Stock Options will vest in equal installments over 4 years.

All other terms and conditions of the Inducement Equity Grants will be governed by the Company’s 2009 Stock Incentive Plan and the form of restricted stock award agreement or stock option agreement, as applicable.

Ongoing Equity Grants. Subject to the approval of the Compensation Committee of the Board in its discretion, Mr. Steib will be eligible to receive equity grants and other long-term incentives when such grants and awards are made to other senior executives of the Company generally. The amount of such equity grants or other long-term incentives will be commensurate with the awards granted to other senior executives of the Company, and they will be subject to terms and conditions no less favorable than those applicable to awards of a similar nature made to other senior executives of the Company.

Severance Terms. If the Company terminates Mr. Steib’s employment without Cause or Mr. Steib terminates his employment for Good Reason (in each case, as defined in the Agreement), and subject to the satisfaction of specified conditions, the Company will provide the following severance benefits: (a) a lump sum cash payment equal to 12 months of his then-current base salary and (b) continuation of regular benefits for 1 year (with COBRA continuation coverage beginning after the expiration of the 1 year period). The lump sum cash payment will be increased to an amount equal to 24 months of Mr. Steib’s then-current base salary in the event that Mr. Steib terminates his employment for Good Reason as a result of (1) a material diminution in his duties as set forth in the Agreement, (2) a breach of the provision of the Agreement setting forth Mr. Steib’s general powers and duties of supervision and management of the Company’s business, or (3) a change in the Company’s reporting structure whereby Mr. Steib is required to report to a Company officer other than the CEO or to a CEO other than David Liu, or after June 30, 2014, any one or more of the Company’s non-CEO executive officers do not report directly to Mr. Steib or his designee.

If the Company terminates Mr. Steib’s employment without Cause or Mr. Steib terminates his employment for Good Reason during the 90-day period prior to, or within 1 year following a Change of Control, and subject to the satisfaction of specified conditions, then Mr. Steib will be entitled to the vesting of equity awards as follows: (a) the Time Vested Restricted Stock and Stock Options will vest in an amount equal to the greater of 50% of the amount unvested prior to such termination or the amount that would have become vested on the first anniversary of the termination, (b) any unvested Performance Vested Restricted Stock will vest upon the later of the Change in Control or the termination of Mr. Steib’s employment based upon an assessment, to be made prior to such Change in Control, that in the reasonable discretion of the Compensation Committee, the applicable objective performance goals have been achieved for the then current or most recent performance period, as applicable, and (c) any LTIP awards paid in the form of Company stock that have not vested at the time of such termination will vest in accordance with the terms of the LTIP.

Other Benefits. In addition, Mr. Steib will be eligible to participate in such other incentive compensation programs for the Company’s executive officers, to the extent established by the Compensation Committee of the Board. Mr. Steib will also be eligible to participate in the benefit plans maintained by the Company from time to time generally for executive officers.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is in incorporated by reference herein. The Company also entered into its standard form indemnification agreement with Mr. Steib, which is filed as Exhibit 10.10 to the Company’s Registration Statement on Form S-1/A filed on November 10, 1999.

There are no family relationships between Mr. Steib and any director or executive officer of the Company and he has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Steib and other persons pursuant to which Mr. Steib was selected as an officer.

On July 1, 2013, the Company issued a press release announcing the appointment of Mr. Steib. A copy of the Company’s press release is attached as Exhibit 99.1 hereto, and is incorporated by reference into this report.

Election of New Director

On July 1, 2013, the Board of the Company, acting pursuant to authority granted by the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, increased the size of the Board from six to seven members. The Board appointed Michael Zeisser as a Class II director to the directorship created by the increase. As a Class II director, Mr. Zeisser’s term of office will expire at the Company’s 2016 Annual Meeting of Stockholders. Mr. Zeisser was not named to any committees of the Board.

Mr. Zeisser was most recently the Senior Vice President of Liberty Interactive Corporation (formerly known as Liberty Media Corporation).  Prior to joining Liberty Media in 2003, Mr. Zeisser was a partner at McKinsey & Company in New York, where he co-founded and led McKinsey’s Internet Practice.

Mr. Zeisser will participate in the current director compensation arrangements applicable to non-employee directors, as disclosed in the Schedule 14A filed by the Company on April 19, 2013.

The Company entered into its standard form indemnification agreement with Mr. Zeisser, which is filed as Exhibit 10.10 to the Company’s Registration Statement on Form S-1/A filed on November 10, 1999.

There are no family relationships between Mr. Zeisser and any director or executive officer of the Company and he has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Zeisser and other persons pursuant to which Mr. Zeisser was selected as a director.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following documents are included as exhibits to this report:

10.1	Employment Agreement, dated June 28, 2013, between XO Group Inc. and Michael Steib.

99.1	Press Release dated July 1, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XO GROUP INC. (Registrant)

Date: July 3, 2013	By:	/s/ DAVID LIU
David Liu
Chief Executive Officer

EXHIBIT INDEX

10.1	Employment Agreement, dated June 28, 2013, between XO Group Inc. and Michael Steib.
99.1	Press Release dated July 1, 2013.